BYLAWS
                                    OF
                  PUTNAM AMERICAN GOVERNMENT INCOME FUND,
                  PUTNAM ARIZONA TAX EXEMPT INCOME FUND,
                     PUTNAM ASIA PACIFIC GROWTH FUND,
                      PUTNAM ASSET ALLOCATION FUNDS,
                     PUTNAM BALANCED RETIREMENT FUND,
              PUTNAM CALIFORNIA TAX EXEMPT MONEY MARKET FUND,
                  PUTNAM CONVERTIBLE INCOME-GROWTH TRUST,
                     PUTNAM DIVERSIFIED INCOME TRUST,
                        PUTNAM EQUITY INCOME FUND,
                        PUTNAM EUROPE GROWTH FUND,
                  PUTNAM FLORIDA TAX EXEMPT INCOME FUND,
                     THE GEORGE PUTNAM FUND OF BOSTON,
                 PUTNAM GLOBAL GOVERNMENTAL INCOME TRUST,
                        PUTNAM GLOBAL GROWTH FUND,
                       PUTNAM HEALTH SCIENCES TRUST,
                         PUTNAM HIGH YIELD TRUST,
                            PUTNAM INCOME FUND,
                          PUTNAM INVESTORS FUND,
              PUTNAM INTERMEDIATE U.S. GOVERNMENT INCOME FUND
               PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND,
                  PUTNAM MICHIGAN TAX EXEMPT INCOME FUND,
                 PUTNAM MINNESOTA TAX EXEMPT INCOME FUND,
                         PUTNAM MONEY MARKET FUND,
                       PUTNAM MUNICIPAL INCOME FUND,
                 PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND,
                      PUTNAM NEW OPPORTUNITIES FUND,
               PUTNAM NEW YORK TAX EXEMPT MONEY MARKET FUND,
              PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND,
                    PUTNAM OHIO TAX EXEMPT INCOME FUND,
                PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND,
                      PUTNAM TAX EXEMPT INCOME FUND,
                   PUTNAM TAX EXEMPT MONEY MARKET FUND,
                       PUTNAM TAX-FREE INCOME TRUST,
                   PUTNAM U.S. GOVERNMENT INCOME TRUST,
                 PUTNAM UTILITIES GROWTH AND INCOME FUND,
                            PUTNAM VISTA FUND,
                            PUTNAM VOYAGER FUND
                  (AS AMENDED THROUGH FEBRUARY 1, 1994),
                      PUTNAM DIVERSIFIED EQUITY TRUST
                       (AS APPROVED APRIL 13, 1994),
                     PUTNAM HIGH YIELD ADVANTAGE FUND
                    (AS AMENDED THROUGH JUNE 1, 1994),
                        PUTNAM FEDERAL INCOME TRUST
                    (AS AMENDED THROUGH JUNE 6, 1994),
                   THE PUTNAM FUND FOR GROWTH AND INCOME
                    (AS AMENDED THROUGH JULY 7, 1994),
                    PUTNAM DIVERSIFIED INCOME TRUST II,
                     PUTNAM GROWTH AND INCOME FUND II
                   (AS AMENDED THROUGH OCTOBER 5, 1994),

                       PUTNAM PREFERRED INCOME FUND
                   (AS AMENDED THROUGH OCTOBER 6, 1994),
                          PUTNAM INVESTMENT FUNDS
                  (AS AMENDED THROUGH OCTOBER 30, 1994),
                            PUTNAM FUNDS TRUST
                  (AS AMENDED THROUGH JANUARY 19, 1996),
                 PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND,
                   PUTNAM GLOBAL NATURAL RESOURCES FUND,
                     PUTNAM INTERNATIONAL GROWTH FUND,
                  PUTNAM NEW YORK TAX EXEMPT INCOME FUND,
                  PUTNAM OTC & EMERGING GROWTH FUND, AND
                           PUTNAM VARIABLE TRUST
                   (AS AMENDED THROUGH JANUARY 30, 1997)

                                 ARTICLE 1
          Agreement and Declaration of Trust and Principal Office

     1.1 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Boston, Massachusetts.

                                 ARTICLE 2
                           MEETINGS OF TRUSTEES

     2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

     2.3 NOTICE OF SPECIAL MEETINGS. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.5 NOTICE OF CERTAIN ACTIONS BY CONSENT. If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

                                 ARTICLE 3
                                 OFFICERS

     3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer, a Clerk and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees and the President shall be a Trustee and may but need not be a shareholder; and any other officer may but need not be a Trustee or a shareholder. Any two or more offices may be held by the same person. A Trustee may but need not be a shareholder.

     3.2 ELECTION. The Chairman of the Trustees, the President, the Treasurer and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

     3.3 TENURE. The Chairman of the Trustees, the President, the Treasurer and the Clerk shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 CHAIRMAN; PRESIDENT. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman of the Trustees, the President shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the chief executive officer.

     3.6 TREASURER. Unless the Trustees shall provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     3.7 CLERK. The Clerk shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the shareholders or Trustees, an Assistant Clerk, or if there be none or if he or she is absent, a temporary Clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     3.8 RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                 ARTICLE 4
                                COMMITTEES

     4.1 QUORUM; VOTING. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                 ARTICLE 5
                                  REPORTS

     5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                 ARTICLE 6
                                FISCAL YEAR

     6.1 GENERAL. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

                                 ARTICLE 7
                                   SEAL

     7.1 GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                 ARTICLE 8
                            EXECUTION OF PAPERS

     8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, the Vice Chairman, a Vice President or the Treasurer and need not bear the seal of the Trust.

                                 ARTICLE 9
                 ISSUANCE OF SHARES AND SHARE CERTIFICATES

     9.1 SALE OF SHARES. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share as from time to time determined in accordance with the Declaration of Trust and these Bylaws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the Trust as stated in the Declaration of Trust and these Bylaws.
The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this
Section 9.1.

     9.2 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares of each class owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     9.3 LOSS OF CERTIFICATES. The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

     9.4 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

     9.5 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                ARTICLE 10
        PROVISIONS RELATING TO THE CONDUCT OF THE TRUST'S BUSINESS

     10.1 CERTAIN DEFINITIONS. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

     10.2  LIMITATIONS ON DEALINGS WITH OFFICERS OR TRUSTEES.
The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.

     10.3  SECURITIES AND CASH OF THE TRUST TO BE HELD BY
CUSTODIAN SUBJECT TO CERTAIN TERMS AND CONDITIONS.

          (a) All securities and cash owned by the Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $1,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

          (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

          (c)  The Trust shall upon the resignation or
     inability to serve of any Custodian or upon change of any Custodian:

          (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor
     Custodian;

          (ii) require that the cash and securities owned by the Trust be delivered directly to the successor
     Custodian; and

          (iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

     10.4 REPORTS TO SHAREHOLDERS. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

     10.5 DETERMINATION OF NET ASSET VALUE PER SHARE. Net asset value per share of each class or series of shares of the Trust shall mean: (i) the value of all the assets properly allocable to such class or series; (ii) less total liabilities properly allocable to such class or series; (iii) divided by the number of shares of such class or series outstanding, in each case at the time of each determination. Except as otherwise determined by the Trustees, the net asset value per share of each class or series shall be determined no less frequently than once daily, Monday through Friday, on days on which the New York Stock Exchange is open for trading, at such time or times that the Trustees set at least annually.

     In valuing the portfolio investments of any class or series of shares for the determination of the net asset value per share of such class or series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine.

                                ARTICLE 11
                               SHAREHOLDERS

     11.1 MEETINGS. A meeting of the shareholders shall be called by the Clerk whenever ordered by the Trustees, the Chairman of the Trustees or requested in writing by the holder or holders of at least one-tenth of the outstanding shares entitled to vote at such meeting. If the Clerk, when so ordered or requested, refuses or neglects for more than two days to call such meeting, the Trustees, Chairman of the Trustees or the shareholders so requesting may, in the name of the Clerk, call the meeting by giving notice thereof in the manner required when notice is given by the Clerk.

     11.2 ACCESS TO SHAREHOLDER LIST. Shareholders of record may apply to the Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 so apply, the Trustees shall within five business days either:

          (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust; or

          (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them, and, within a reasonable time thereafter, mail, at the applicants' expense, materials submitted by the applicants, to all such shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

     11.3 RECORD DATES. For the purpose of determining the shareholders of any class or series of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such class or series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

     11.4 PROXIES. The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                ARTICLE 12
                 PREFERENCES, RIGHTS AND PRIVILEGES OF THE
                         TRUST'S CLASSES OF SHARES

     12.1 GENERAL. Each class of shares of the Trust or of a particular series of the Trust, as the case may be, will represent interests in the same portfolio of investments of the Trust (or that series) and be identical in all respects, except as set forth below: (a) each class of shares shall be charged with the expense of any Distribution Plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 with respect to such class of shares, (b) each class of shares will be charged with any incremental shareholder servicing expense attributable solely to such class, as determined by the Trustees, (c) each class of shares shall be charged with any other expenses properly allocated to such class, as determined by the Trustees and approved by the Securities and Exchange Commission, (d) each class of shares shall vote as a separate class on matters which pertain to any Rule 12b-1 Distribution Plan pertaining to such class of shares, (e) each class of shares will have only such exchange privileges as may from time to time be described in the Trust's prospectus with respect to such class, (f) each class of shares shall bear such designation as may be approved from time to time by the Trustees and (g) reinvestments of distributions from the Trust paid with respect to the shares of a particular class will be paid in additional shares of such class.

     12.2. CONVERSION OF CLASS B SHARES. Except as hereinafter provided with respect to shares acquired by exchange or reinvestment of distributions, Class B shares of the Trust will automatically convert into Class A shares of the Trust at the end of the month eight years after the month of purchase, or at such earlier time as the Trustees may in their sole discretion determine from time to time as to all Class B shares purchased on or before such date as the Trustees may specify. Class B shares acquired by exchange from Class B shares of another Putnam Fund will convert into Class A shares based on the date of the initial purchase of the Class B shares of such other Fund. Class B shares acquired through reinvestment of distributions will convert into Class A shares based on the date of the initial purchase of Class B shares to which such reinvestment shares relate. For this purpose, Class B shares acquired through reinvestment of distributions will be attributed to particular purchases of Class B shares in accordance with such procedures, which may include without limitation methods of proration or approximation, as the Trustees may in their sole discretion determine from time to time.

                                ARTICLE 13
                         AMENDMENTS TO THE BYLAWS

     13.1 GENERAL. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.
















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